UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 6, 2025
ELLINGTON FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34569	26-0489289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address and zip code of principal executive offices)
Registrant's telephone number, including area code: (203) 698-1200
Not Applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	EFC	The New York Stock Exchange
6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	EFC PR A	The New York Stock Exchange
6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock	EFC PR B	The New York Stock Exchange
8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock	EFC PR C	The New York Stock Exchange
7.00% Series D Cumulative Perpetual Redeemable Preferred Stock	EFC PRD	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On October 6, 2025, Ellington Financial Operating Partnership LLC, EF Holdco Inc., EF Cayman Holdings Ltd., Ellington Financial REIT Cayman Ltd. and Ellington Financial REIT TRS LLC (the “Issuers”), subsidiaries of Ellington Financial Inc. (the “Company”), issued $400.0 million in aggregate principal amount of 7.375% unsecured senior notes due 2030 (the “Notes”) under an indenture, dated as of October 6, 2025 (the “Indenture”), between the Issuers, the Company and Wilmington Trust, National Association, as trustee. The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.
The Company expects to use the net proceeds from the offering for general corporate purposes, including repaying a portion of the borrowings under the Company’s outstanding repurchase agreements and funding purchases of additional assets in accordance with its investment objectives and strategies.
The Notes are senior unsecured obligations of the Issuers and are fully and unconditionally guaranteed (the “Parent Guarantee”) by the Company. The Notes will mature on September 30, 2030. The Notes bear interest at a rate of 7.375% per year, payable semi-annually in arrears on each March 31 and September 30, commencing March 31, 2026, to the persons who are holders of record of the Notes on the immediately preceding March 15 and September 15, respectively.
The following is a brief description of the terms of the Notes and the Indenture.
Ranking
The Notes will be:
•senior unsecured obligations of the Issuers;
•pari passu in right of payment with all existing and future senior indebtedness and senior guarantees of the Issuers;
•senior in right of payment to any future subordinated indebtedness and guarantees of the Issuers;
•effectively subordinated to all existing and future secured indebtedness and secured guarantees of the Issuers with respect to the collateral securing such indebtedness and guarantees; and
•structurally subordinated to all existing and future indebtedness, guarantees and other liabilities and any preferred equity of the Company’s subsidiaries that are not the Issuers or guarantors of the Notes.
The Notes will initially be guaranteed solely by the Company. The Company’s obligation under the Parent Guarantee with respect to the Notes is effectively subordinated in right of payment to the Company’s existing and future secured indebtedness and secured guarantees with respect to the collateral securing such indebtedness and guarantees, and such obligation is structurally subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities and any preferred equity of the Company’s subsidiaries that are not Issuers or guarantors of the Notes.
Optional Redemption
Prior to September 30, 2027, the Notes may be redeemed in whole or in part at the Issuers’ option at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, and accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.
On and after September 30, 2027, the Notes may be redeemed in whole or in part at the Issuers’ option at any time and from time to time at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on September 30 of the year set forth below:

Year	Redemption Price
2027	103.688%
2028	101.844%
2029 and thereafter	100.000%
In addition, prior to September 30, 2027, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes using the proceeds from certain equity offerings at a redemption price equal to 107.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Change of Control
If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of Notes will have the right (unless the Issuers have exercised their right to redeem all of the Notes as described under “—Optional Redemption” above by sending a notice of redemption) to require that the Issuers purchase all or a portion of such holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount thereof, plus accrued but unpaid interest, if any, up to but excluding the date of such purchase.
Covenants
The Indenture contains covenants that, among other things:
•limit the ability of the Company and its subsidiaries to incur additional indebtedness;
•require the Company to maintain a ratio of Consolidated Unencumbered Assets (as defined in the Indenture) to Unsecured Indebtedness (as defined in the Indenture) of at least 1.20 to 1.0; and
•impose certain requirements in order for the Company or the Issuers to merge or consolidate with or transfer all or substantially all of their assets to another person, in each case subject to certain exceptions and limitations set forth in the Indenture.
The foregoing summary of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture and the form of the Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.
Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.
Item 8.01.  Other Events.
On October 6, 2025, the Company issued a press release announcing the closing of the private offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.
The press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.
4.1    Indenture, dated as of October 6, 2025, among the Issuers, the Company and Wilmington Trust, National Association, as trustee
4.2    Form of the Issuers' 7.375% Senior Notes due 2030 (included in Exhibit 4.1)
99.1   Press release dated October 6, 2025
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON FINANCIAL INC.

Date:	October 6, 2025	By:	/s/ JR Herlihy
JR Herlihy
Chief Financial Officer